Exhibit 3.1
AMENDED AND RESTATED BY-LAWS
OF
WASTE MANAGEMENT, INC.
AS OF NOVEMBER 10, 2006
ARTICLE I
OFFICES
     SECTION 1.1. Registered Office. The registered office of the Corporation required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware shall be the registered office named in the original Certificate of Incorporation of the Corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law. Should the Corporation maintain a principal office or place of business within the State of Delaware, such registered office need not be identical to such principal office or place of business of the Corporation.
     SECTION 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     SECTION 2.1. Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place, if any, either within or without the State of Delaware and at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice or waivers of notice of the meeting.
     SECTION 2.2. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii)

during ordinary business hours at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.2 or to vote in person or by proxy at any meeting of stockholders.
     SECTION 2.3. Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.
     SECTION 2.4. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman of the Board (if any), the Chief Executive Officer, or by written order of a majority of the Board of Directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
     SECTION 2.5. Notice of Meeting. Whenever stockholders are required or permitted to take any action at a meeting, notice of the meeting stating the place, if any, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given. Unless otherwise provided by law, the Certificate of Incorporation or these by-laws, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote thereat. Such notice may be delivered either personally or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to this Section 2.5 shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or Assistant Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, the failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these by-laws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder. For purposes of these by-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient.
     Without limiting the foregoing, any notice to stockholders given by the Corporation may be given by a single written notice to stockholders who share an address if consented to by the stockholders at such address to whom such notice is given. Any such consent shall be revocable by the stockholders by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send the single notice as set forth in this Section 2.5 shall be deemed to have consented to receiving such single written notice.
     SECTION 2.6. Quorum; Adjournment. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by law or the Certificate of Incorporation. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
     Notwithstanding the other provisions of the Certificate of Incorporation or these by-laws, the chairman of the meeting or the holders of a majority in voting power of the shares of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, although not constituting a quorum, shall have power to adjourn, postpone, or recess the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned, postponed, or recessed meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     SECTION 2.7. Voting. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Certificate of Incorporation, or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class. Every stockholder having the right to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Corporation, or such other officer as the Board of Directors may from time to time determine by resolution, before, or at the time of, the meeting.

     Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one, or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.
     SECTION 2.8. Voting of Stock of Certain Holders; Elections; Inspectors. Shares held in the name of another entity, domestic or foreign, may be voted by such officer, agent, authorized person or proxy as the organizational documents of such entity may prescribe, or in the absence of such provision, as the board of directors or other governing body of such entity may determine. Shares held in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares held in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares held in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or his proxy, may represent the stock and vote such shares.
     If shares (or other securities having voting power) are held of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:
     (a) If only one votes, his act binds all;
     (b) If more than one vote, the act of the majority so voting binds all; or
     (c) If more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Delaware Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by such court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection shall be a majority or even-split in interest.
     All voting of stockholders shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. All proxies submitted to management may be voted by a master ballot.
     Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.
     SECTION 2.9. Inspector of Elections. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
     SECTION 2.10. Conduct of Meeting. The meetings of the stockholders shall be presided over by the Chairman of the Board (if any), or if he is not present, by the Vice Chairman of the Board (if any, but if there is more than one, the Vice Chairman who is senior in terms of time as such), or if neither the Chairman of the Board (if any) nor the Vice Chairman of the Board (if any) is present, by the Chief Executive Officer, or if neither the Chairman of the Board (if any), the Vice Chairman of the Board (if any) nor the Chief Executive Officer is present, by a chairman designated by the Board of Directors. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of stockholders shall determine the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order. Unless the chairman of the meeting of stockholders shall otherwise determine, the order of business shall be as follows:
     (a) Calling of meeting to order.

     (b) Election of a chairman and the appointment of a secretary if necessary.
     (c) Presentation of proof of the due calling of the meeting.
     (d) Presentation and examination of proxies and determination of a quorum.
     (e) Reading and settlement of the minutes of the previous meeting.
     (f) Reports of officers and committees.
     (g) The election of directors if an annual meeting, or a meeting called for that purpose.
     (h) Unfinished business.
     (i) New business.
     (j) Adjournment.
     Without limiting the foregoing, except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
     SECTION 2.11. Treasury Stock. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
     SECTION 2.12. Fixing Record Date; Action by Written Consent.
     (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1)

in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     (b) In the event of the delivery, in the manner provided by this Section 2.12 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 2.12 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 2.12(b) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
     (c) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the earliest dated written consent received in accordance with this Section 2.12, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 2.12 and applicable law, and not revoked.

     Section 2.13. Stockholder Proposals. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board, the Chief Executive Officer, or the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Chairman of the Board, the Chief Executive Officer, or the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder.
     No proposal by a stockholder shall be presented at an annual or special meeting of stockholders unless such stockholder shall provide the Board of Directors or the Secretary of the Corporation with timely written notice of intention to present a proposal for action at the forthcoming meeting of stockholders, which notice shall include (a) the name and address of such stockholder, (b) the number of voting securities he or she holds of record and which he or she holds beneficially, (c) the text of the proposal to be presented at the meeting, (d) a statement in support of the proposal, (e) any material interest of the stockholder in such proposal, (f) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (g) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise solicit proxies from stockholders in support of such proposal. To be timely, a stockholder’s notice with respect to an annual meeting of stockholders must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 days nor more than 150 days in advance of the date the Corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be timely, a stockholder’s notice with respect to a special meeting must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifth (5th) day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made. Any stockholder may make any other proposal at an annual or special meeting of stockholders and the same may be discussed and considered, but unless stated in writing and filed with the Board of Directors or the Secretary prior to the date set forth above, no action with respect to such proposal shall be taken at such meeting and such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place no earlier than 120 days after such meeting.

     This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as provided in this Section 2.13. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 2.13. The chairman of the annual meeting or a special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.13, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
     Notwithstanding any other provision of these by-laws, the Corporation shall be under no obligation to include any stockholder proposal in its proxy statement materials or otherwise present any such proposal to stockholders at a special or annual meeting of stockholders if the Board of Directors reasonably believes the proponents thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the Corporation shall not be required to include in its proxy statement material to stockholders any stockholder proposal not required to be included in its proxy material to stockholders in accordance with such Act, rules, or regulations.
     SECTION 2.14. Nomination of Directors. Only persons who are nominated in accordance with the procedures of this Section 2.14 shall be eligible for election as directors. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally who complies with the notice procedures set forth in this Section 2.14. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as a director at a meeting only if timely written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by U.S. mail, first class postage prepaid, return receipt requested, to the Secretary of the Corporation, or as otherwise provided in accordance with applicable law.
     To be timely, a stockholder’s notice with respect to an annual meeting of stockholders must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 days nor more than 150 days in advance of the date the Corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination; (b) the name, age, business address, and home address of the person or persons to be nominated; (c) the principal occupation of the person or persons nominated; (d) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and intends to appear at the meeting to nominate the person or persons specified in the notice; (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (f) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (g) the consent of each nominee to serve as a director of the Corporation if so elected. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.
     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.14. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these by-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
ARTICLE III
BOARD OF DIRECTORS
     SECTION 3.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and thing as are not by law or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.
     SECTION 3.2. Number, Election and Term. Except as otherwise provided in the Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall initially be the number specified in the Certificate of Incorporation, and subject to the following sentence, such number may be increased or decreased by a resolution duly adopted by the Board of Directors. Unless approved by at least two-thirds of the incumbent directors, the number of directors which shall constitute the whole Board of Directors shall be no fewer than six and no more than ten. Unless otherwise provided in the Certificate of Incorporation, directors need not be residents of the State of Delaware or stockholders of the Corporation.
     Each director, other than those who may be elected by the holders of any class or series of Preferred Stock, voting separately by class or series, shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director. If a director is not elected, the director shall offer to tender his or her resignation to the Board. The Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision. Directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Corporation.
     SECTION 3.3. Vacancies, Additional Directors and Removal From Office. Except as otherwise provided pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, with or without cause but only by the affirmative vote, at any regular meeting or special meeting (as the case may be) of the stockholders, of not less than two-thirds of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting.
     Unless otherwise provided by law or the Certificate of Incorporation, in the event of any increase in the authorized number of directors, any newly created directorship resulting from such increase or any vacancy occurring in the Board of Directors for any cause shall be filled solely by the vote of a majority of the remaining members of the Board of Directors whether or not a quorum, and any director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     SECTION 3.4. Regular Meeting. A regular meeting of the Board of Directors shall be held each year, without notice other than this by-law, at the place of, and on the day of, the annual meeting of stockholders if a quorum is present; and other regular meetings of the Board of Directors shall be held each year, at such time and place either within or without the State of Delaware as the Board of Directors may determine.
     SECTION 3.5. Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board (if any) or by the Chief Executive Officer and shall be called by the Secretary on the written request of a majority of the directors. The Chairman or

Chief Executive Officer so calling, or the directors so requesting, any such meeting shall fix the time and place, either within or without the State of Delaware, of holding such meeting.
     SECTION 3.6. Notice of Special Meeting. Notice of special meetings of the Board of Directors shall be given to each director at least 24 hours prior to the time of such meeting by mail, personal delivery, facsimile, telephone or other means of electronic communication. Any director may waive notice of any meeting, whether before or after the time specified therein. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the directors, or members of a committee of directors, need be specified in a waiver of notice.
     SECTION 3.7. Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine. The Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board, the Chairman of the Nominating and Governance Committee will preside at all meetings of the Board of Directors. If both the Chairman of the Board and the Chairman of the Nominating and Governance Committee are absent or unable to act as chairman, a chairman shall be elected from the directors present. The Secretary of the Corporation shall act as secretary of all meetings of the directors; but in the absence of the Secretary, the Chairman may appoint any person to act as secretary of the meeting. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board or, in his absence, by the director elected as chairman of the meeting.
     SECTION 3.8. Quorum and Participation; Telephonic Meeting. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these by-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person and attendance at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     SECTION 3.9. Presumption of Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof. Such right to dissent shall not apply to a director who voted in favor of such action.
     SECTION 3.10. Action By Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these by-laws, may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission and such written consent or electronic transmission is filed with the minutes of proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware.
     SECTION 3.11. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. No provision of these by-laws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
     SECTION 3.12. Approval, Adoption or Ratification of Acts or Agreements by Stockholders. The Board of Directors in its discretion may submit any act or agreement for approval, adoption or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or agreement, and any act or agreement that shall be approved, adopted or ratified by the vote of the stockholders holding a majority in voting power of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved, adopted or ratified by every stockholder of the Corporation subject to the Certificate of Incorporation, applicable law or the rules and regulations of any exchange on which shares of the Corporation’s stock are traded. In addition, any such act or contract may be approved, adopted or ratified by the written consent of stockholders holding a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote and such consent shall be as valid and as binding upon the Corporation and upon all the stockholders as if it had been approved or ratified by every stockholder of the Corporation.
     SECTION 3.13. Chairman of the Board. The Board of Directors annually shall elect a Chairman of the Board from among its members and shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board shall determine. The Chairman of the Board may, but need not, be an officer of or employed in an executive or any other capacity by the Corporation. The Chairman of the Board shall have the powers prescribed to him in Section 6.6 of these by-laws.

ARTICLE IV
COMMITTEES OF DIRECTORS
     SECTION 4.1. Designation, Powers and Name. The Board of Directors shall designate a Nominating and Governance Committee, a Compensation Committee, and an Audit Committee and may, by resolution passed by a majority of the whole Board, designate one or more other committees, each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall have and may, to the fullest extent permitted by law, exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in the resolution establishing such committee. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by these by-laws, by the Charter for such committee adopted by the Board of Directors, or by a resolution adopted by the Board of Directors.
     SECTION 4.2. Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.1 shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures to the extent not otherwise set forth in the Charter or resolution with respect to such committee adopted by the Board of Directors, and shall meet at such times and at such place or places as may be provided by such rules, by the Charter for such committee adopted by the Board of Directors, or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.
     SECTION 4.3. Compensation. Compensation for membership on special or standing committees shall be as determined by the Board of Directors and may include, but not be limited to, retainers, meeting fees or special compensation for serving as a chairman of any such committee.

ARTICLE V
WAIVER OF NOTICE
     SECTION 5.1. Methods of Giving Notice. Except as otherwise provided herein, whenever notice is required to be given to any director, member of any committee or stockholder, such notice shall be in writing and delivered personally or mailed to such director, member or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone, electronic or facsimile transmission. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail in a sealed envelope, with postage therein prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder’s address as it appears on the records of the Corporation or, in the case of a director or a member of a committee, to such person at his business address. Any such notice shall be deemed to have been given on the date such transmission is sent.
     SECTION 5.2. Written Waiver. Whenever any notice is required to be given under the Certificate of Incorporation, these by-laws or applicable law, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these by-laws.
ARTICLE VI
OFFICERS
     SECTION 6.1. Officers. The Board of Directors shall elect such officers of the Corporation with the titles and duties that it designates. The Chairman of the Board, and any Vice Chairmen of the Board, may, but need not, be officers of the Corporation or employed in an executive or any other capacity by the Corporation. There may be a Chief Executive Officer, a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Chief Financial Officer, a General Counsel, a Secretary, a Treasurer, a Controller, and such other officers as the Board of Directors may elect or appoint. The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Controllers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices may be held by the same person unless the Certificate of Incorporation provides otherwise. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Corporation in more than one capacity, if such instrument is required by law, by these by-laws or by any act of the Corporation to be executed, acknowledged, verified or countersigned by two or more officers. The Chairman of the Board shall be elected from among the directors in accordance with Section 3.13 of these by-laws. With the foregoing exception, none of the other officers need be a director, and none of the officers need be a stockholder of the Corporation.
     SECTION 6.2. Term of Office. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal.
     SECTION 6.3. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     SECTION 6.4. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled solely by the Board of Directors for the unexpired portion of the term.
     SECTION 6.5. Compensation. The compensation of the Corporation’s executive officers (as determined in accordance with the Securities Exchange Act of 1934, as amended) and all members of the Corporation’s Senior Leadership Team or other designated group of officers elected or appointed by the Board of Directors shall be fixed by the Management Succession and Compensation Committee of the Board of Directors or pursuant to its direction; no officer shall be prevented from receiving such compensation by reason of his also being a director. Actions relating to the compensation of the Chief Executive Officer will be promptly reported to the Board of Directors.
     SECTION 6.6. Chairman of the Board. The Chairman of the Board shall have all powers and shall perform all duties incident to the office of chairman of the board. The Chairman shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation; shall formulate and submit to the Board of Directors or the Executive Committee (if any) matters of general policy of the Corporation; shall have authority to call special meetings of the stockholders and the Board of Directors; and shall have such other powers and perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the Executive Committee (if any). The Chairman of the Board may hold such offices as the Board of Directors may determine.
     SECTION 6.7. Vice Chairman of the Board. In the absence of the Chairman of the Board, or in the event of his inability or refusal to act, the Vice Chairman (if any, but if there is more than one, the Vice Chairman who is senior in terms of time as such) shall perform the duties and exercise the powers of the Chairman of the Board, and when acting shall have all the powers of and be subject to all the restriction upon the Chairman of the Board. In the absence of the Chairman of the Board, such Vice Chairman shall preside at all meetings of the Board of Directors. In the Chairman’s and Vice Chairman’s absence, such duties shall be attended to by a chairman designated by the Board of Directors. The Vice Chairman shall perform such other duties, and shall have such other powers, as from time to time may be assigned to him by the Board of Directors or the Executive Committee (if any).
     SECTION 6.8. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general manage, supervise, and control the properties, business, and affairs of the Corporation with all such powers as may be reasonably incident to such responsibilities. Unless the Board of Directors otherwise determines, the Chief Executive Officer shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness, and other obligations in the name of the Corporation in accordance with the internal policies and procedures of the Corporation in effect from time to time, including, if applicable, any limitations on dollar amounts of such obligations. In the absence of the Chairman of the Board and any Vice Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders. He may also preside at any such meeting attended by the Chairman of the Board if he is so designated by the Chairman. Subject to any contractual limitations contained in any employment agreement or other applicable contract, he shall have the power to appoint and remove subordinate officers, agents, and employees; provided, however, that he shall not have the power to remove the President, General Counsel, Chief Financial Officer, Chief Accounting Officer or Vice President of Internal Audit without the approval of the Board of Directors.
     The Chief Executive Officer shall keep the Board of Directors and the Executive Committee (if any) fully informed and shall consult them concerning the business of the Corporation. He shall perform all other duties normally incident to the office of Chief Executive Officer, and shall have such other powers and perform such other duties as may be prescribed by the stockholders, the Board of Directors or the Executive Committee (if any) from time to time.
     SECTION 6.9. President. The President shall be the chief operating officer of the Corporation and, subject to the control of the Chief Executive Officer and the Board of Directors, shall in general manage, supervise and control the properties, business and day-to-day affairs of the Corporation with all such powers as may be reasonably incident to such responsibilities. In the absence of the Chief Executive Officer, or in the event of his inability or refusal to act, the President shall perform the duties and exercise the powers of the Chief Executive Officer. Subject to any contractual limitations contained in any employment agreement or other applicable contract, he shall have the power to appoint and remove subordinate officers, agents and employees, after consultation with the Chief Executive Officer; provided, however, that he shall not have the power to remove the General Counsel, Chief Financial Officer, Chief Accounting Officer or Vice President of Internal Audit without the approval of the Board of Directors. Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all eases, contracts, evidences of indebtedness, and other obligations in the name of the Corporation, in accordance with the internal policies and procedures of the Corporation in effect from time to time, including, if applicable, any limitations on dollar amounts of such obligations. The President shall keep the Board of Directors, the Executive Committee (if any), and the Chief Executive Officer fully informed and shall consult them concerning the business of the Corporation. He shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other corporation standing in the name of the Corporation and shall exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation; provided that the Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons. In general the President shall have all powers and shall perform all other duties normally incident to the office of president, and shall have such other powers and perform such other duties as may be prescribed by these by-laws, the Board of Directors, or the Executive Committee (if any) from time to time.
     SECTION 6.10. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall be responsible, either directly or indirectly, for development and administration of the Corporation’s financial plans and all financial arrangements, its cash deposits and short term investments, its accounting policies and its federal and state tax returns. The Chief Financial Officer shall also be responsible for the Corporation’s internal control procedures and for its relationship with the financial community. The Chief Financial Officer shall perform all the duties incident to the office of chief financial officer of a corporation, those duties assigned to him by other provisions of these by-laws and such other duties as may be assigned to him either directly or indirectly by the Board of Directors, the Audit Committee, the Executive Committee (if any), the Chief Executive Officer, or the President, or as may be provided by law.
     SECTION 6.11. Vice Presidents. The Board of Directors may appoint such Vice Presidents, including Executive or Senior Vice Presidents, as it may determine to be in the best interests of the Corporation. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates representing shares of the Corporation. Each Vice President shall perform all duties incident to the office of Vice President and shall have such powers and perform such other duties, as from time to time may be assigned to him by these by-laws or by the Chief Executive Officer, the President, the Board of Directors, or the Executive Committee (if any).
     SECTION 6.12. General Counsel. The General Counsel shall be the chief legal advisor of the Corporation and shall have responsibility for the management of the legal affairs and litigation of the Corporation; and, in general, he shall perform the duties incident to the office of general counsel of a corporation and such other duties as may be assigned to him by these by-laws or by the Chief Executive Officer, the President, the Board of Directors, or the Executive Committee (if any).
     SECTION 6.13. Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors, and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile thereof is affixed to all certificates representing shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these by-laws and attest the affixation of the seal of the Corporation thereto; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the Chairman of the Board, the President, or any Vice President, certificates representing shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, shall have such other powers and shall perform all duties normally incident to the office of Secretary, and shall have such other powers and perform such other duties, as from time to time may be assigned to him by these by-laws, the Chief Executive Officer, the President, the Board of Directors, or the Executive Committee (if any).
     SECTION 6.14. Chief Accounting Officer. The Chief Accounting Officer shall be the controller and principal accounting officer of the Corporation. He shall keep full and accurate accounts of the assets, liabilities, commitments, receipts, disbursements and other financial transactions of the Corporation; shall cause regular audits of the books and records of account of the Corporation and shall supervise the preparation of the Corporation’s financial statements; and, in general, he shall perform the duties incident to the office of controller of a corporation and such other duties as may be assigned to him directly or indirectly by the Board of Directors, the Audit Committee, the Executive Committee (if any), the Chief Executive Officer, the President, or the Chief Financial Officer, or as may be provided by law.
     SECTION 6.15. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors; if required by the Board of Directors, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board of Directors may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation; and, in general, he shall perform the duties incident to the office of treasurer of a corporation and such other duties as may be assigned to him directly or indirectly by the Board of Directors, the Chief Executive Officer, the President, or the Chief Financial Officer, or as may be provided by law.
     SECTION 6.16. Assistant Secretary or Controller. The Assistant Secretaries and Assistant Controllers shall, in general, perform such duties and have such powers as shall be assigned to them by the Secretary or the Controller, respectively, or by the Chief Executive Officer, the President, the Board of Directors or the Executive Committee (if any). The Assistant Secretaries and Assistant Controller shall, in the absence or inability or refusal to act of the Secretary or Controller, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Secretaries may sign, with the Chairman of the Board, the President or a Vice President, certificates representing shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Controllers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

ARTICLE VII
CONTRACTS, CHECKS AND DEPOSITS
     SECTION 7.1. Contracts. Except as otherwise provided in these by-laws or by law or as otherwise directed by the Board of Directors, the Chief Executive Officer, the President, any Vice President, or the Secretary shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any such officer or the Secretary or an Assistant Secretary. The Board of Directors, the Chief Executive Officer, or the President or, if designated by the Board of Directors, the Chief Executive Officer, or the President, any Vice President or the Secretary, may authorize any other officer, employee, or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation’s own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board of Directors or any such officer may be general or confined to specific conditions. Subject to the foregoing provisions, the Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
     SECTION 7.2. Checks, Etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed and, if so required by the Board of Directors, shall be countersigned by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board of Directors.
     SECTION 7.3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select. Checks, drafts, bills of exchange, acceptances, notes, obligations, and orders for payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Treasurer and/or such other officers or persons as the Board of Directors from time to time may designate.
     SECTION 7.4. Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company, or other institution or from any individual, corporation, or firm, and for such loans and advances may make, execute, and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate, or transfer as security for the payment of any and all loans, advances, indebtedness, and liabilities of the Corporation, any and all stocks, securities, and other real or personal property at any time held by the Corporation and to that end may endorse, assign, and deliver same. Such authority may be general or confined to specific instances.
ARTICLE VIII
CERTIFICATES OF STOCK
     SECTION 8.1. Issuance. The shares of the Corporation shall be represented by certificates or shall be uncertificated shares evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. Every holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the chairman or vice-chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary and an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. To the extent that shares are represented by certificates, the certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and number of shares (and if the stock of the Corporation shall be divided into classes or series, the class or series of such shares) and shall be signed by the officers identified in this Section 8.1. Any of or all of the signatures on the certificate may be facsimiles. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of the transfer agent or transfer agents of the Corporation as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
     If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate, if any, which the Corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate, if any, which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 8.1 or otherwise required by statute or with respect to this Section 8.1 a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
     All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefore as provided for in these by-laws. Certificates shall not be issued representing fractional shares of stock.
     SECTION 8.2. Lost, Stolen or Destroyed; Issuance of New Certificates. The Board of Directors may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may deem sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares, or both.
     SECTION 8.3. Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and register the transaction upon its books. Upon presentation to the Corporation or the transfer agent of the Corporation of an instruction with a request to transfer, pledge or release an uncertificated share or shares, it shall be the duty of the Corporation to register the transfer, pledge or release upon its books, and shall provide the registered owner with such notices as may be required by law. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the Corporation or the transfer agent.
     SECTION 8.4. Registered Stockholders. The Corporation shall be entitled to treat the registered owner of any share or shares of stock whether certificated or uncertificated as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

     SECTION 8.5. Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates representing shares of capital stock of the Corporation.
ARTICLE IX
DIVIDENDS
     SECTION 9.1. Declaration. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to and in accordance with applicable law. Dividends may be paid in the form of cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.
     SECTION 9.2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, shall think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE X
INDEMNIFICATION
     SECTION 10.1. Third Party Actions. This Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative (other than an action by or in the name of the Corporation) by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or any of its direct or indirect subsidiaries or while such director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim (or part thereof) initiated by or on behalf of such person unless the initiation of such action, suit, proceeding, claim or counterclaim (or part thereof) by such person was authorized in the specific case by the Board of Directors. Such indemnification shall not be exclusive of other indemnification rights arising under any by-laws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Section 10.1 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.
     SECTION 10.2. Actions By or in the Right of the Corporation. This Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim by or on the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or any of its direct or indirect subsidiaries or while such director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses) incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-laws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Section 10.2 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.
     SECTION 10.3. Successful Defense. To the extent that a director or officer, of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 10.1 or 10.2 or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonable incurred by him in connection therewith.
     SECTION 10.4. Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses is not paid in full within 30 days after a properly submitted written claim therefor by an indemnitee entitled thereto has been received by the Corporation, such indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that such indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.
     SECTION 10.5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article X of these by-laws.
     SECTION 10.6. Definitions. For purposes of this Article X, reference to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence has continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
     For purposes of this Article X, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service by a person who is a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries.
     SECTION 10.7. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while these provisions as well as relevant provisions of the General Corporation Law of the State of Delaware are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such director or officer. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     SECTION 10.8. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any person entitled to indemnification hereunder in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE XI
MISCELLANEOUS
     SECTION 11.1. Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
     SECTION 11.2. Books. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.
     SECTION 11.3. Fiscal Year. The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.
     SECTION 11.4. Resignations. Any director, member of a committee, or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.
     SECTION 11.5. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.
     SECTION 11.6. Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.
ARTICLE XII
AMENDMENT
     If provided in the Certificate of Incorporation of the Corporation, the Board of Directors shall have the power to adopt, amend and repeal from time to time the by-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal such by-laws as adopted or amended by the Board of Directors.

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